Exhibit 4.1
AMENDMENT NO. 1 TO THE RIGHTS AGREEMENT
     THIS AMENDMENT NO. 1 TO THE RIGHTS AGREEMENT, dated as of July 2, 2009 (“Amendment No. 1”), is made between Quest Resource Corporation, a Nevada corporation (the “Company”), and Computershare Trust Company, N.A., as successor rights agent to UMB Bank, N.A. (the “Rights Agent”).
WITNESSETH
     WHEREAS, on May 31, 2006, the Company and the Rights Agent entered into a Rights Agreement (the “Rights Agreement”) to provide certain Rights (as defined in the Rights Agreement) to holders of Common Stock (as defined in the Rights Agreement);
     WHEREAS, the Company intends to enter into an Agreement and Plan of Merger (the “Merger Agreement”) with New Quest Holdings Corp., a Delaware corporation (“Holdco”), Quest Midstream Partners, L.P., a Delaware limited partnership (“QMLP”), Quest Energy Partners, L.P., a Delaware limited partnership (“QELP”), Quest Midstream GP, LLC, a Delaware limited liability company (“QMGP”), Quest Energy GP, LLC, a Delaware limited liability company (“QEGP”), Quest Resource Acquisition Corp., a Delaware corporation that is a wholly owned direct subsidiary of Holdco (“QRC Merger Sub”), Quest Energy Acquisition, LLC, a Delaware limited liability company that is a wholly-owned direct subsidiary of Holdco (“QELP Merger Sub”), Quest Midstream Holdings Corp., a Delaware corporation that is a wholly owned direct subsidiary of Holdco (“QMHC”), and Quest Midstream Acquisition, LLC, a Delaware limited liability company that is a wholly-owned direct subsidiary of QMHC (“QMLP Merger Sub”), which provides for, among other things, the merger of QRC Merger Sub with and into the Company (the “QRC Merger”), subject to stockholder approval and other terms and conditions. QMHC, QRC Merger Sub, QELP Merger Sub and QMLP Merger Sub are sometimes referred to herein collectively as the “Merger Subs” and each a “Merger Sub.”
     WHEREAS, pursuant to Section 27 of the Rights Agreement, the Company and the Rights Agent may from time to time supplement or amend the Rights Agreement in accordance with the provisions of Section 27 thereof; and
     WHEREAS, the Board of Directors of the Company has determined that it is in the best interests of the Company and its stockholders and consistent with the objectives of the Board of Directors in adopting the Rights Agreement to amend the Rights Agreement to except the Merger Agreement and the actions and transactions contemplated thereby and effected in connection therewith from the Rights Agreement.
     NOW, THEREFORE, in consideration of the premises and the mutual agreements herein set forth, the parties hereby agree as follows:

1. Subsection (a) of Section 1 is hereby amended by adding the following at the end of subsection (a) of Section 1:
Notwithstanding the foregoing or any provision to the contrary in this Agreement, none of New Quest Holdings Corp., a Delaware corporation (“Holdco”), Quest Midstream Partners, L.P., a Delaware limited partnership (“QMLP”), Quest Energy Partners, L.P., a Delaware limited partnership (“QELP”), Quest Midstream GP, LLC, a Delaware limited liability company (“QMGP”), Quest Energy GP, LLC, a Delaware limited liability company (“QEGP”), Quest Resource Acquisition Corp., a Delaware corporation that is a wholly owned direct subsidiary of Holdco (“QRC Merger Sub”), Quest Energy Acquisition, LLC, a Delaware limited liability company that is a wholly-owned direct subsidiary of Holdco (“QELP Merger Sub”), Quest Midstream Holdings Corp., a Delaware corporation that is a wholly owned direct subsidiary of Holdco (“QMHC”), and Quest Midstream Acquisition, LLC, a Delaware limited liability company that is a wholly-owned direct subsidiary of QMHC (“QMLP Merger Sub;” QMHC, QRC Merger Sub, QELP Merger Sub and QMLP Merger Sub are sometimes referred to herein collectively as the “Merger Subs” and each a “Merger Sub), or any of their respective Subsidiaries, Affiliates, Associates, stockholders or unitholders shall be deemed to be an Acquiring Person by virtue of the approval, execution, delivery or performance of the Agreement and Plan of Merger, to be entered into as of July 2, 2009 (as the same may be amended from time to time, the “Merger Agreement”), by and among the Company, Holdco, QMLP, QELP, QMGP, QEGP and the Merger Subs or any other Transaction Document (as defined in the Merger Agreement), or the consummation of any of the transactions contemplated thereby, including, without limitation, the merger of QRC Merger Sub with and into the Company or the announcement of any of the foregoing (each of the foregoing, an “Exempt Event”).
2. The definition of “Section 11(a)(ii) Event” in Section 1(ll) of the Rights Agreement is hereby amended by adding the following sentence at the end thereof:
Notwithstanding anything in this Agreement to the contrary, a Section 11(a)(ii) Event shall not be deemed to have occurred as a result of any Exempt Event.
3. The definition of “Section 13 Event” in Section 1(nn) of the Rights Agreement is hereby amended by adding the following sentence at the end thereof:
Notwithstanding anything in this Agreement to the contrary, a Section 13 Event shall not be deemed to have occurred as the result of any Exempt Event.
4. The definition of “Stock Acquisition Date” in Section 1(pp) of the Rights Agreement is hereby amended by adding the following sentence at the end thereof:
Notwithstanding anything in this Agreement to the contrary, a Stock Acquisition Date shall not be deemed to have occurred as a result of any Exempt Event.

5. The definition of “Triggering Event” in Section 1(vv) of the Rights Agreement is hereby amended by adding the following sentence at the end thereof:
Notwithstanding anything in this Agreement to the contrary, a Triggering Event shall not be deemed to have occurred as the result of any Exempt Event.
6. Section 2 of the Rights Agreement is hereby amended by adding the following language to the end of the second sentence thereof: “, upon ten (10) days’ prior written notice to the Rights Agent.”
7. Section 3(a) of the Rights Agreement is hereby amended by adding the following sentence at the end thereof:
Notwithstanding anything in this Agreement to the contrary, a Distribution Date shall not be deemed to have occurred as a result of any Exempt Event.
8. Clause (i) of the first sentence in Section 7(a) of the Rights Agreement is hereby restated in its entirety as follows:
(i) the earlier of the time immediately prior to the Effective Time (as defined in the Merger Agreement) and the Close of business on May 31, 2016 (the “Final Expiration Date”),
9. Section 18 of the Rights Agreement is hereby amended by deleting the following language from the second sentence thereof: “(each as determined by a final, non-appealable order, judgment, decree or ruling of a court of competent jurisdiction).”
10. Section 20(c) of the Rights Agreement is hereby amended by deleting the following language from the first sentence thereof: “(each as determined by a final, non-appealable order, judgment, decree or ruling of a court of competent jurisdiction).”
11. Section 20(i) of the Rights Agreement is hereby amended by deleting the following language: “(each as determined by a final, non-appealable order, judgment, decree or ruling of a court of competent jurisdiction).”
12. Section 21 of the Rights Agreement is hereby amended by adding the following sentence after the existing first sentence thereof:
In the event the transfer agency relationship in effect between the Company and the Rights Agent terminates, the Rights Agent will be deemed to have resigned automatically and be discharged from its duties under this Agreement as of the effective date of such termination, and the Company shall be responsible for sending any required notice.
13. Section 26 of the Rights Agreement is hereby amended to delete the Rights Agent notice information in its entirety and replace it with the following:
Computershare Trust Company, N.A.
250 Royall Street

Canton, MA 02021
Attention: Client Services
14. Section 30 of the Rights Agreement is hereby amended to add the following sentence at the end thereof:
Nothing in this Agreement shall be construed to give any holder of Rights (and, prior to the Distribution Date, registered holders of the Common Stock) or any other Person any legal or equitable right, remedy or claim under this Agreement by virtue of or in connection with any Exempt Event.
15. A new Section 35 of the Rights Agreement is hereby added, reading in its entirety as follows:
The Company shall notify the Rights Agent of the termination of this Agreement as soon as possible following the occurrence of the Effective Time.
16. A new Section 36 of the Rights Agreement is hereby added, reading in its entirety as follows:
Force Majeure. Notwithstanding anything to the contrary contained herein, the Rights Agent shall not be liable for any delays or failures in performance resulting from acts beyond its reasonable control including, without limitation, acts of God, terrorist acts, shortage of supply, breakdowns or malfunctions, interruptions or malfunction of computer facilities, or loss of data due to power failures or mechanical difficulties with information storage or retrieval systems, labor difficulties, war, or civil unrest.
17. Except as set forth in this Amendment No. 1, the Rights Agreement shall not otherwise be amended and shall continue in full force and effect in accordance with its terms.
18. This Amendment No. 1 may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Amendment No. 1 shall become effective when each party hereto shall have received a counterpart hereof signed by all of the other parties hereto. Until and unless each party has received a counterpart hereof signed by the other party hereto, this Amendment No. 1 shall have no effect and no party shall have any right or obligation hereunder (whether by virtue of any other oral or written agreement or other communication). A signature to this Amendment No. 1 transmitted electronically shall have the same authority, effect, and enforceability as an original signature.
[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 1 to the Rights Agreement to be duly executed as of the day and year first above written.

QUEST RESOURCE CORPORATION
By:	/s/ David C. Lawler
	Name:	David C. Lawler
	Title:	Chief Executive Officer and President

COMPUTERSHARE TRUST COMPANY, N.A.
By:	/s/ Dennis V. Moccia
	Name:	Dennis V. Moccia
	Title:	Manager, Contract Administration

5